Exhibit 10.3
FIRST AMENDMENT TO
AMENDED AND RESTATED SERVICE AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED SERVICE AGREEMENT (“Amendment”) is entered into by and between Bank Machine Limited (the “Company”) and Ron Delnevo (the “Executive”).
     WHEREAS, the Company and the Executive have heretofore entered into that certain Amended and Restated Service Agreement dated as of May 17, 2005 (the “Service Agreement”); and
     WHEREAS, the Company and the Executive desire to amend the Service Agreement in certain respects.
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and the Executive hereby agree, effective as of the date first set forth above, that the Service Agreement shall be and is hereby amended as hereafter provided:
     1. Section 2.2 of the Service Agreement shall be deleted and the following shall be substituted therefor:
“2.2 The Executive’s employment under this Agreement commenced on the Effective Date and shall terminate automatically on June 5, 2011, unless terminated earlier in accordance with this Agreement.”
     2. The first sentence of Section 5.1 of the Service Agreement shall be deleted and the following shall be substituted therefor:
“The Executive shall receive a fixed annual salary of £186,323 which shall accrue from day to day and be payable by equal monthly installments in arrears on or before the last day of each calendar month or such salary as may be agreed and confirmed to the Executive in writing by the Company in its sole discretion from time to time.”
     3. This Amendment (a) shall supersede any prior agreement between the Company and the Executive relating to the subject matter of this Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under the Executive.
     4. Except as expressly modified by this Amendment, the terms of the Service Agreement shall remain in full force and effect and are hereby confirmed and ratified.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on this the 5th day of June, 2008.

“EXECUTIVE”	“COMPANY”

BANK MACHINE LIMITED

/s/ Ron Delnevo Ron Delnevo	By: Name:	/s/ Michael E. Keller Michael E. Keller
	Title:	Director